SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     January 28, 1999
                                                     -------------------

                               The CIT Group, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                1-1861                               13-2994534
--------------------------------------------------------------------------------
         (State or other         (Commission                 (IRS Employer
         jurisdiction of         File Number)                Identification No.)
         incorporation)


                           1211 Avenue of the Americas
                            New York, New York 10036
--------------------------------------------------------------------------------


Registrant's telephone number, including area code    (212) 536-1390
                                                      --------------


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  -------------

See the attached press releases, which are incorporated herein by reference, regarding:

1.  The 1998 fourth quarter and annual earnings, filed as Exhibit 99.1; and
2. The declaration of a dividend for the quarter ending December 31, 1998 of $.10 per share, payable on March 1, 1999 to holders of record at the close of business on February 10, 1999, filed as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         (c)  Exhibits.

                  99.1     Press Release, dated January 28, 1999,
                           Regarding 1998 Fourth Quarter and Annual Earnings.

                  99.2 Press Release, dated January 28, 1999, Regarding Declaration of a Dividend for the Quarter Ending December 31, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 THE CIT GROUP, INC.
                                                 ------------------------
                                                 (Registrant)


                                                 By: /s/ JOSEPH M. LEONE
                                                 ------------------------
                                                 Joseph M. Leone
                                                 Executive Vice President and
                                                 Chief Financial Officer

Dated:  January 28, 1999

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 THE CIT GROUP, INC.
                                                 -----------------------
                                                 (Registrant)


                                                 By:
                                                 -----------------------
                                                 Joseph M. Leone
                                                 Executive Vice President and
                                                 Chief Financial Officer

Dated:  January 28, 1999

                                                                    Exhibit 99.1
[The CIT Group, Inc. Logo]                Contact:       Jeffrey Simon
                                                         Senior Vice President
                                                         Investor Relations
                                                         (973) 535-5911
FROM:           THE CIT GROUP, INC.
                1211 AVENUE OF THE AMERICAS
                NEW YORK, NY  10036

FOR IMMEDIATE RELEASE

     THE CIT GROUP ANNOUNCES RECORD FOURTH QUARTER AND RECORD ANNUAL NET INCOME OF $87.3 MILLION, $.54 PER DILUTED SHARE AND $338.8 MILLION,
                            $2.08 PER DILUTED SHARE

                 11TH CONSECUTIVE INCREASE IN ANNUAL NET INCOME
          NEW YORK, NEW YORK, January 28, 1999 --- The CIT Group, Inc.
(NYSE: CIT)today announced record quarterly and full year results, marking its eleventh consecutive increase in annual net income. Fourth quarter 1998 net income was $87.3 million, up from $71.0 million reported for 1997. Net income for the 1998 full year totaled a record $338.8 million, up from $310.1 million reported in 1997. The 1997 earnings included a one-time pretax gain on the sale of an equity interest acquired in a loan workout and certain nonrecurring expenses, including an IPO related charge in the fourth quarter.
        Excluding the 1997 special items, earnings on a per share basis, for both the year and the quarter, increased strongly in 1998. Earnings per diluted share for the fourth quarter were $0.54, up 12.5% from $0.48 for the fourth quarter of last year, with twelve month per share earnings increasing 14.9% to $2.08 from $1.81. The improved 1998 earnings reflect continued significant portfolio growth in all businesses, lower commercial credit losses, and further improvements in operating efficiency.

          "The Company's strong financial performance in 1998 continues to demonstrate the success of our strategy to be a highly diversified finance company generating consistent earnings growth with a high quality balance sheet. Managed assets increased over 17% primarily on internal growth. Credit costs and productivity continued to improve. These accomplishments are noteworthy considering the hyper-competitive and more volatile 1998 operating environment", said Albert R. Gamper, Jr., president and chief executive officer. "Our successful fourth quarter secondary offering further helps the Company by increasing our public float and broadening our shareholder base. As we move forward, I am confident that the experienced, hard working people at CIT will continue to execute our growth strategy and deliver consistent financial results."
Financial highlights:
          Total managed assets increased to $26.2 billion at December 31,1998, up 17.5% from $22.3 billion at December 31, 1997 on record internally generated new business. Commercial financing and leasing assets grew to $18.4 billion, an increase of $2.4 billion or 15.0% from year-end 1997. Consumer managed assets increased to $7.8 billion, up approximately $1.5 billion or 23.8% from $6.3 billion at December 31, 1997.
    Net finance income improved to $259.1 million in the fourth quarter compared with $229.2 million in the same period last year. For the full year, net finance income increased to $974.3 million from $887.5 million in 1997. Fourth quarter net finance income as a percentage of average earning assets was 4.71% compared to 4.88% in the fourth quarter of 1997, as lending yields declined more rapidly than funding costs. For the full year, net finance income as a percentage of average earning assets was 4.75% in 1998 compared to 4.87% last year.
    Fees and other income for the fourth quarter of 1998 were $59.3 million, compared to $61.8 million for the fourth quarter of 1997. There were no securitization gains in the 1998 fourth quarter, compared to $8.2 million in the fourth quarter of 1997, the effect of which was partially offset by an increase of $6.9 million from gains on the sale of equipment coming off lease. Fees and other income for the year were $255.4 million, up from $247.8 million in 1997. The 1998 results reflect higher fees from servicing and commercial businesses and improved gains on the sale of equipment coming off lease, offset by lower gains on reduced securitization activity.
    Productivity improved and expense growth was well contained. Salaries and general operating expenses for the fourth quarter of 1998 totaled $106.8 million compared with $104.3 million for the prior year, excluding the 1997 IPO related charge of $10 million. The efficiency ratio improved to 40.2% in the 1998 fourth quarter from 42.1% a year ago. Excluding the 1997 nonrecurring items, salaries and general operating expenses for the full year increased 2.3% to $417.8 million.
    The provision for credit losses was $24.4 million in the 1998 fourth quarter, an increase of $2.5 million from the prior year, principally due to reserve growth for higher receivables. Fourth quarter net chargeoffs were $20.8 million, 0.42% of average finance receivables, compared to $20.9 million, 0.46%, for the same period last year. For the year, the provision for credit losses was $99.4 million compared to $113.7 million in 1997 due to lower chargeoffs partially offset by increased provisions for portfolio growth. Annual net chargeoffs were $78.8 million, 0.42% of average finance receivables in 1998, down from $101.0 million, 0.59%, for 1997. At December 31, 1998, the reserve for credit losses was $263.7 million, up from $257.9 million at September 30, 1998, and $235.6 million at year-end 1997.
    The CIT Group, Inc. is a leading diversified finance organization offering secured commercial and consumer financing primarily in the United States to smaller, middle-market and larger businesses and to individuals through a nationwide distribution network.

              (SEE ATTACHED TABLES FOR ADDITIONAL FINANCIAL DATA).

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                         CONSOLIDATED INCOME STATEMENTS
               (Dollars in Millions, except Net Income per Share)


                                         For the Quarter        For the Year
                                       Ended December 31,    Ended December 31,
                                        1998        1997        1998        1997
                                        ----        ----        ----        ----

Finance income                        $533.7      $472.7    $2,015.1    $1,824.7
Interest expense                       274.6       243.5     1,040.8       937.2
                                      ------      ------     -------      ------
  Net finance income                   259.1       229.2       974.3       887.5

Fees and other income                   59.3        61.8       255.4       247.8
Gain on sale of equity interest
 acquired in loan workout                -           -          -           58.0
                                     -------      ------     -------      ------
  Operating revenue                    318.4       291.0     1,229.7     1,193.3
                                     -------      ------     -------      ------

Salaries and general
 operating expenses                    106.8       114.3       417.8       428.4
Provision for credit losses             24.4        21.9        99.4       113.7
Depreciation on operating lease
  equipment                             48.1        38.5       169.5       146.8
Minority interest in subsidiary trust
  holding solely debentures of the
  Company                                4.8         4.8        19.2        16.3
                                     -------      ------     -------      ------
  Operating expenses                   184.1       179.5       705.9       705.2
                                     -------      ------     -------      ------

Income before provision for
  income taxes                         134.3       111.5       523.8       488.1
Provision for income taxes              47.0        40.5       185.0       178.0
                                     -------      ------     -------      ------
Net income                           $  87.3      $ 71.0     $ 338.8      $310.1
                                     =======      ======     =======      ======

Basic net income per share             $0.54       $0.44       $2.09       $1.96
 Weighted average shares
 outstanding                     161,366,016 160,016,576 161,987,897 158,134,315
Diluted net income per share           $0.54       $0.44       $2.08       $1.95
   Weighted average shares
   outstanding                   162,301,065 161,258,149 163,188,739 159,156,706

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (Amounts in Millions)
                                                 December 31,       December 31,
                                                     1998              1997
                                                     ----              ----

Assets
Financing and leasing assets
Loans
 Commercial                                        $10,829.8         $  9,922.5
 Consumer                                            4,266.9            3,664.8
Commercial lease receivables                         4,759.3            4,132.4
                                                   ---------         ----------
 Finance receivables                                19,856.0           17,719.7
Reserve for credit losses                             (263.7)            (235.6)
                                                   ---------         ----------
 Net finance receivables                            19,592.3           17,484.1
Operating lease equipment, net                       2,774.1            1,905.6
Consumer finance receivables held for sale             987.4              268.2
Cash and cash equivalents                               73.6              140.4
Other assets                                           875.7              665.8
                                                   ---------         ----------
 Total assets                                     $ 24,303.1         $ 20,464.1
                                                  ==========         ==========

Liabilities and Stockholders' Equity
Debt
Commercial paper                                  $  6,144.1         $  5,559.6
Variable rate senior notes                           4,275.0            2,861.5
Fixed rate senior notes                              8,032.3            6,593.8
Subordinated fixed rate notes                          200.0              300.0
                                                  ----------         ----------
 Total debt                                         18,651.4           15,314.9
Credit balances of factoring clients                 1,302.1            1,202.6
Accrued liabilities and payables                       694.3              660.1
Deferred federal income taxes                          703.7              603.6
                                                  ----------         ----------
 Total liabilities                                  21,351.5           17,781.2
Company-obligated mandatorily redeemable
 preferred securities of subsidiary trust holding
 solely debentures of the Company                      250.0              250.0

Stockholders' equity
Class A common stock, par value $0.01 per share;
 Authorized 700,000,000 shares
 Issued: 163,144,879 shares in 1998 and 37,173,527
  shares in 1997
 Outstanding: 162,176,949 shares in 1998 and
  37,173,527 shares in 1997                              1.7                0.4
Class B common stock, par value $0.01 per share,
510,000,000 shares authorized and in 1997
126,000,000 issued and outstanding                       -                  1.3
Paid-in capital                                        952.5              948.3
Retained earnings                                    1,772.8            1,482.9
Treasury stock at cost (967,930 shares; Class A)       (25.4)              -
                                                     -------            -------
Total stockholders' equity                           2,701.6            2,432.9
                                                     -------          ---------
Total liabilities and stockholders' equity        $ 24,303.1         $ 20,464.1
                                                  ==========         ==========

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                     For the Quarter Ended      For the Year
Selected Data and Ratios                 December 31,        Ended December 31,
Profitability                          1998      1997         1998    1997
Net income per diluted share          $0.54      $0.44      $ 2.08   $1.95
Return on average
 stockholders' equity                 13.1%      12.2%       13.2%   14.0%
Return on AEA                          1.59%      1.51%       1.65%   1.70%
Efficiency ratio                      40.2%      46.1%       40.1%   41.6%
Ratios Excluding
Nonrecurring Items(1)
Net Income per diluted share          $0.54      $0.48      $ 2.08   $1.81
Return on average
 stockholders' equity                 13.1%      13.3%       13.2%   13.1%
Return on AEA                          1.59%      1.64%       1.65%   1.58%
Efficiency ratio                      40.2%      42.1%       40.1%   42.0%
Other
Net interest margin as a
 percentage of AEA                     4.71%      4.88%       4.75%   4.87%
Salaries and general operating
 expenses as a percentage of AMA(2)    1.74%      2.20%       1.82%   2.16%
Net credit losses as a percentage
 of average:
  Finance receivables                  0.42%      0.46%       0.42%   0.59%
  Managed assets                       0.42%      0.49%       0.43%   0.58%
  Commercial finance receivables       0.17%      0.33%       0.22%   0.47%
  Consumer finance receivables         1.35%      1.02%       1.18%   1.09%
  Consumer managed assets              1.00%      0.89%       0.92%   0.91%

Average Balances
Average Stockholders' Equity    $ 2,664.3   $ 2,336.8     $ 2,572.3    $ 2,212.0
Average Finance Receivables     $19,950.8   $17,992.0     $18,711.7    $17,168.0
Average Earning Assets          $22,012.5   $18,797.3     $20,495.8    $18,224.5
Average Managed Assets          $24,558.8   $20,805.9     $22,918.8    $19,863.5


                                       1998      1997
                                       ----      ----
Credit Quality
60+ days contractual delinquency
 as a percentage of finance
 receivables
  Commercial                            1.17%       1.20%
  Consumer                              3.89%       3.48%
    Total                               1.75%       1.67%
Total nonperforming assets
 as a percentage of
 finance receivables (3)                1.40%       1.17%
Reserve for credit losses
 as a percentage of
 finance receivables                    1.33%       1.33%
Ratio of reserve for credit losses
 to trailing twelve-month net
 credit losses                          3.35x       2.33x
Capital and Leverage
Total debt to stockholders'equity
 and Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust holding solely
 debentures of the Company              6.32x       5.71x
Total debt to stockholders'
 equity (4)                             7.00x       6.40x
Total common stockholders'
 equity (in millions)                 $ 2,701.6     2,432.9

(1) Earnings for the fourth quarter of 1997 exclude a $0.04 per diluted share IPO related charge. Earnings for the twelve months of 1997 exclude $0.14 per diluted share related to the net effect of a gain on the sale of an equity interest acquired in a loan workout, partially offset by the IPO related charge and certain nonrecurring expenses.
(2) "AMA" means average earning assets plus the average of consumer finance receivables previously securitized and currently managed by the Company.
(3) Total nonperforming assets reflect both commercial and consumer finance receivables on nonaccrual status and assets received in satisfaction of loans.
(4) Total debt includes, and stockholders' equity excludes, $250.0 million of Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company.

                      THE CIT GROUP, INC. AND SUBSIDIARIES
                              (Amounts in Millions)

MANAGED ASSETS BY SEGMENT & STRATEGIC BUSINESS UNIT
                                          At December 31,      At December 31,
                                               1998                 1997
                                               ----                 ----
Equipment Financing:
  Finance Receivables                        $  8,497.6           $  7,403.4
  Operating lease equipment, net                  765.1                623.8
                                             ------------         ------------
    Total                                       9,262.7              8,027.2
                                             ------------         ------------
Capital Finance:
  Finance Receivables                           1,655.4              1,755.5
  Operating lease equipment, net                1,982.0              1,251.8
                                             ------------         ------------
                                                3,637.4              3,007.3
  Liquidating Portfolio**                         466.9                675.2
                                             ------------         ------------
    Total                                       4,104.3              3,682.5
                                             ------------         ------------

  Total Equipment Financing & Leasing          13,367.0             11,709.7
                                             ------------         ------------

Commercial Services                             2,481.8              2,113.1
Business Credit*                                1,477.9              1,247.9
Credit Finance*                                 1,036.5                889.8
                                             ------------         ------------
  Total Commercial Finance                      4,996.2              4,250.8
                                             ------------         ------------

  Total Commercial Segments                    18,363.2             15,960.5
                                             ------------         ------------

Consumer Finance                                2,244.4              1,992.3
Sales Financing                                 3,009.9              1,940.7
                                             ------------         ------------
  Total                                         5,254.3              3,933.0
                                             ------------         ------------
Finance receivables previously securitized:
  Consumer Finance                                607.6                453.8
  Sales Financing                               1,909.3              1,931.8
                                             ------------         ------------
     Total                                      2,516.9              2,385.6
                                             ------------         ------------

   Total Consumer Segment                       7,771.2              6,318.6
                                             ------------         ------------

Other - Equity Investments                         81.9                 65.8
                                             ------------         ------------
    Total Managed Assets                     $ 26,216.3           $ 22,344.9
                                             ============         ============
Sales Financing managed assets by
 product line:
  Recreation vehicles                        $  1,884.6           $  1,596.5
  Manufactured housing                          1,695.9              1,471.9
  Recreational boat                             1,038.6                682.5
  Wholesale inventory financing                   300.1                121.6
                                             ----------           ----------
                                             $  4,919.2           $  3,872.5
                                             ==========           ==========
* In October 1997, $95.0 million of finance receivables were transferred from Business Credit to Credit Finance.
** Consists primarily of oceangoing maritime and project finance.

FEES AND OTHER INCOME          For the Three Months Ended     For the Year Ended
---------------------
                                       December 31,             December 31,
                              ----------------------------   -------------------
                                      1998         1997        1998       1997
                                      ----         ----        ----       ----
  Factoring commissions              $25.3        $25.8       $95.7      $95.2
  Fees and other income               21.7         20.0        90.7       73.8
  Gains on sales of
   leasing equipment                  10.0          3.1        45.2       30.1
  Gains on securitizations              -           8.2        12.5       32.0
  Gains on sales of venture
   capital investments                 2.3          4.7        11.3       16.7
                                     -----        -----      ------     ------
                                     $59.3        $61.8      $255.4     $247.8
                                     =====        =====      ======     ======

                                                                    Exhibit 99.2
[The CIT Group, Inc. Logo]
                                                           Jeffrey D. Simon
                                                           Senior Vice President
                                                           Investor Relations
                                                           (973)535-5911


FROM:   THE CIT GROUP, INC.
        1211 AVENUE OF THE AMERICAS
        NEW YORK, NY  10036

FOR IMMEDIATE RELEASE


        THE CIT GROUP, INC. DECLARES REGULAR QUARTERLY DIVIDEND


        NEW YORK, NEW YORK, January 28, 1999 --- The Board of Directors of The CIT Group, Inc. (NYSE:CIT) declared a regular quarterly cash dividend of $.10 per common share for shareholders of record on February 10, 1999. The cash dividend is payable on March 1, 1999.
        With more than $26 billion in managed assets, The CIT Group, Inc. (http://www.citgroup.com) is one of the nation's largest commercial and consumer financing companies. Founded in 1908, the Company provides diversified financing products and services to a broad range of customers through strategically focused business units.
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